Exhibit 99.1

TURTLE BEACH REPORTS SECOND QUARTER 2022 RESULTS

White Plains, NY – August 8, 2022 – Leading gaming accessory maker Turtle Beach Corporation (Nasdaq: HEAR), reported financial results for the second quarter ended June 30, 2022.

Second Quarter Summary vs Year-Ago Period:

•
Second quarter net revenue was $41.3 million, compared to $78.6 million a year ago, reflecting a challenging macroeconomic environment vs. a near record quarter last year;
•
Second quarter net loss was $(17.8) million, or $(1.08) per diluted share, compared to net income of $1.7 million, or $0.09 per diluted share; and
•
Second quarter adjusted EBITDA was $(12.1) million compared to $5.0 million.

Management Commentary

“While the underlying trends in the gaming market remain strong, our second quarter results were impacted by ongoing macroeconomic headwinds impacting many companies, including a decline in consumer discretionary spending driven by rising inflation, channel inventory reductions, global supply chain challenges, and a strong dollar,” said Juergen Stark, CEO and Chairman, Turtle Beach Corporation. “Despite these challenges, we are focused on what we can control and have taken proactive actions to reduce operating expenses while launching new products across our increasingly diverse portfolio, consistent with our broader strategy. Our business expansion across non-console headset categories continued to show strong results as it grew to over 25% of overall net revenue in the second quarter.

“Our industry-leading gaming products remain highly attractive to gamers at all price points, and in the second quarter we announced upgrades to our Stealth wireless gaming headsets which have gained share in premium price tiers and contributed to a nice share jump in June. We’ve also launched new products within our ROCCAT PC accessories brand where we are seeing a meaningful increase in recent sales with new in-line displays at Best Buy. As the economic and operating challenges persist, we remain confident in the gaming market as a whole and believe we can capitalize on the strong, long-term secular trends over time. Gaming trends are historically favorable in economic downturns and may lead to pent-up demand that drives additional upswing when consumer spending behavior recovers. Current retail inventory conservatism, which is having a significant incremental impact on revenues, also tends to create an incremental positive impact when consumer demand swings up.

“We continue to have strong conviction that the gaming market remains highly attractive with ample opportunities ahead, and we expect to roll out new gaming products within our diverse portfolio in the second half of 2022 that will position us to capture more share as the gaming market improves. As we move forward, we remain committed to delivering high-quality products with features that gamers love, while diligently managing the business both for the current environment and to position us for long-term success and value creation.”

Second Quarter 2022 Financial Results

Net revenue in the second quarter of 2022 was $41.3 million, compared to a near record $78.6 million in the elevated period a year ago, where strong demand for the Company’s products was driven by stay-at-home orders, government stimulus payments and a strong gaming accessories market.

Gross margin in the second quarter of 2022 was 19.1% versus 36.5% in the year-ago quarter. The decrease was primarily due to higher promotional credits driven by more aggressive competitive pricing actions to reduce inventory levels, business mix, significantly higher freight costs, volume-driven fixed cost deleveraging and higher warehouse costs to ensure product supply.

Operating expenses in the second quarter of 2022 were $29.3 million compared to $28.3 million in the year-ago quarter, including $6.8M of non-recurring costs which are primarily proxy contest and related costs, which the Company is continuing to incur. Excluding these non-recurring expenses, operating expenses were 17% lower year-over-year reflecting proactive management actions to reduce spending and lower revenue-driven costs.

Net loss in the second quarter of 2022 was $(17.8) million, or $(1.08) per diluted share, compared to net income of $1.7 million, or $0.09 per diluted share, in the year-ago quarter. Excluding several adjustments to earnings in both periods (as summarized below in Table 4), adjusted net loss (as defined below in “Non-GAAP Financial Measures”) in the second quarter of 2022 was $(12.7) million, or $(0.77) per diluted share, compared to adjusted net income of $2.6 million, or $0.14 per diluted share, in the year-ago quarter. The weighted average diluted share count for the second quarter of 2022 was 16.5 million compared to 18.3 million in the year-ago quarter.

Adjusted EBITDA loss (as defined below in “Non-GAAP Financial Measures”) in the second quarter of 2022 was $(12.1) million, compared to adjusted EBITDA of $5.0 million in the year-ago period, due to the factors stated above.

Balance Sheet and Cash Flow Summary

At June 30, 2022, the Company had $10.9 million of cash and $15.7 million outstanding on its revolver. This compares to $56.2 million of cash with no outstanding debt at June 30, 2021. Inventories at June 30, 2022 were $120.7 million compared to $81.9 million in the year-ago period, a reflection of lower than expected consumer demand and retail inventory levels and the Company’s prioritization to maintain product availability amidst global supply chain and logistical challenges.

Full Year 2022 Outlook

The Company is updating its full year 2022 outlook in light of the aforementioned uncertain macroeconomic conditions and expects revenue to be between the range of $250 million and $275 million. The Company anticipates improving conditions in the second half and year-over-year growth in the fourth quarter driven by new product launches and a modestly stronger holiday season.[AT1]

Gross margins are expected to improve in the second half of 2022 but finish the year in the mid 20’s percent range, reflecting higher-than-normal promotional levels, higher freight costs and lower operating leverage. Freight costs are trending down and the Company expects to begin realizing this benefit later in the year and into 2023.

Adjusted EBITDA is expected to be a loss of approximately $5 to $15 million reflecting the above-cited factors. Adjusted earnings per diluted share is expected to be a loss within the range of $1.35 to $0.90 based upon 17.0 million diluted shares for 2022.

With respect to the Company's adjusted EBITDA outlook for the full year 2022, a reconciliation to its net income (loss) outlook for the same periods has not been provided because of the variability, complexity, and lack of visibility with respect to certain reconciling items between adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Conference Call Details

Turtle Beach will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT with the Company’s Chairman and CEO, Juergen Stark, and CFO, John Hanson. A live webcast of the call will be available on the “Events & Presentations” page of the Company’s website at corp.turtlebeach.com. To access the call by phone, please go to this link (registration link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at corp.turtlebeach.com.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial results, including adjusted EBITDA, and adjusted net income that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company's results. “Non-GAAP Earnings” is defined as net income excluding (i) integration and transaction costs related to acquisitions and (ii) certain non-recurring business costs. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations (e.g., proxy contest and related costs, the integration and transaction costs related to acquisitions, and the change in fair value of contingent consideration). These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measures exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted Net Income and Adjusted EBITDA included below for each of the three and six months ended June 30, 2022 and 2021.

About Turtle Beach Corporation

Turtle Beach Corporation (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing high-quality, comfort-driven headsets for all gamers. Innovation, first-to-market features, a broad range of products, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. In 2021, Turtle Beach expanded the best-selling brand beyond headsets and successfully launched the first of its groundbreaking game controllers and gaming simulation accessories. Turtle Beach’s ROCCAT brand (www.roccat.com) combines detail-loving German innovation with a genuine passion for designing the best PC gaming products, including award-winning keyboards, mice, headsets, mousepads, and other PC accessories. Turtle Beach’s Neat Microphones brand (www.neatmic.com) creates high-quality USB and analog microphones for gamers, streamers, professionals, and students that embrace cutting-edge technology and design. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to logistic and supply chain challenges, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business, including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, the Company’s liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.

CONTACTS:

MacLean Marshall

Sr. Director, Public Relations &

Brand Communications

Turtle Beach Corporation

858.914.5093

maclean.marshall@turtlebeach.com

Investor Information:

Cody Slach or Alex Thompson

Gateway Investor Relations

949.574.3860

hear@gatewayir.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Net revenue	$41,300	$78,564	$87,962	$171,617
Cost of revenue	33,418	49,854	66,051	108,052
Gross profit	7,882	28,710	21,911	63,565
Operating expenses:
Selling and marketing	11,587	15,678	22,416	27,223
Research and development	5,136	4,416	10,388	8,409
General and administrative	12,532	8,173	18,767	15,210
Total operating expenses	29,255	28,267	51,571	50,842
Operating income (loss)	(21,373)	443	(29,660)	12,723
Interest expense	84	73	193	170
Other non-operating expense (income), net	1,109	(65)	1,828	514
Income (loss) before income tax	(22,566)	435	(31,681)	12,039
Income tax expense (benefit)	(4,740)	(1,286)	(7,379)	1,480
Net income (loss)	$(17,826)	$1,721	$(24,302)	$10,559

Net income (loss) per share
Basic	$(1.08)	$0.11	$(1.49)	$0.67
Diluted	$(1.08)	$0.09	$(1.49)	$0.58
Weighted average number of shares:
Basic	16,500	15,920	16,348	15,737
Diluted	16,500	18,329	16,348	18,204

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	June 30,	December 31,
	2022	2021
	(unaudited)
ASSETS	(in thousands, except par value and share amounts)
Current Assets:
Cash	$10,877	$37,720
Accounts receivable, net	8,551	35,953
Inventories	120,694	101,933
Prepaid expenses and other current assets	13,606	17,506
Total Current Assets	153,728	193,112
Property and equipment, net	6,144	6,955
Deferred income taxes	13,009	5,899
Goodwill	10,686	10,686
Intangible assets, net	5,126	5,788
Other assets	8,261	8,065
Total Assets	$196,954	$230,505
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$15,707	$—
Accounts payable	31,030	40,475
Other current liabilities	19,456	37,693
Total Current Liabilities	66,193	78,168
Income tax payable	3,774	3,774
Other liabilities	7,334	7,194
Total Liabilities	77,301	89,136
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 25,000,000 shares authorized; 16,526,393 and 16,168,147 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	17	16
Additional paid-in capital	202,382	198,278
Accumulated deficit	(81,354)	(57,052)
Accumulated other comprehensive income (loss)	(1,392)	127
Total Stockholders’ Equity	119,653	141,369
Total Liabilities and Stockholders’ Equity	$196,954	$230,505

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Six Months Ended
	June 30, 2022	June 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES	$(41,247)	$12,448

CASH FLOWS FROM INVESTING ACTIVITIES	(1,207)	(5,816)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	36,209	120,858
Repayment of revolving credit facilities	(20,502)	(120,858)
Proceeds from exercise of stock options and warrants	538	3,262
Repurchase of common stock to satisfy employee tax withholding obligations	-	(463)
Net cash provided by (used for) financing activities	16,245	2,799
Effect of exchange rate changes on cash	(634)	85
Net increase (decrease) in cash	(26,843)	9,516
Cash - beginning of period	37,720	46,681
Cash - end of period	$10,877	$56,197

Turtle Beach Corporation

Reconciliation of GAAP and Non-GAAP Measures

(in thousands, except per-share data)

(unaudited)

Table 4.

	Three Months Ended		Six Months
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Income (Loss)
GAAP Net Income (Loss)	$(17,826)	$1,721	$(24,302)	$10,559

Adjustments, net of tax:
Non-recurring business costs	5,123	851	5,295	1,402
Acquisition integration costs	—	76	58	216
Non-GAAP Earnings	$(12,703)	$2,648	$(18,949)	$12,177

Diluted Earnings Per Share
GAAP- Diluted	$(1.08)	$0.09	$(1.49)	$0.58

Non-recurring business costs	0.31	0.05	0.32	0.08
Acquisition integration costs	-	0.00	0.00	0.01
Non-GAAP- Diluted	$(0.77)	$0.14	$(1.16)	$0.67

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 5.

	Three Months Ended
	June 30, 2022
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$41,300	$-	$-	$-	$-	$41,300
Cost of revenue	33,418	(601)	-	(96)	(1)	32,720
Gross Profit	7,882	601	-	96	1	8,580

Operating expenses	29,255	(665)	(311)	(1,934)	(6,793)	19,552

Operating income (loss)	(21,373)	1,266	311	2,030	6,794	(10,972)

Interest expense	84
Other non-operating expense (income), net	1,109					1,109

Income (loss) before income tax	(22,566)
Income tax benefit	(4,740)
Net loss	$(17,826)			Adjusted EBITDA		$(12,081)

	Six Months Ended
	June 30, 2022
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$87,962	$-	$-	$-	$-	$87,962
Cost of revenue	66,051	(1,185)	-	(122)	(1)	64,743
Gross Profit	21,911	1,185	-	122	1	23,219

Operating expenses	51,571	(1,273)	(623)	(3,445)	(7,025)	39,205

Operating income (loss)	(29,660)	2,458	623	3,567	7,026	(15,986)

Interest expense	193
Other non-operating expense (income), net	1,828					1,828

Income (loss) before income tax	(31,681)
Income tax benefit	(7,379)
Net loss	$(24,302)			Adjusted EBITDA		$(17,814)

(1)
Other includes certain business acquisition costs and non-recurring business costs.

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 5. (continued)

	Three Months Ended
	June 30, 2021
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$78,564	$-	$-	$-	$-	$78,564
Cost of revenue	49,854	(410)	-	(90)	-	49,354
Gross Profit	28,710	410	-	90	-	29,210

Operating expenses	28,267	(698)	(322)	(1,851)	(1,075)	24,321

Operating income	443	1,108	322	1,941	1,075	4,889

Interest expense	73
Other non-operating expense (income), net	(65)					(65)

Income before income tax	435
Income tax benefit	(1,286)
Net income	$1,721			Adjusted EBITDA		$4,954

	Six Month Ended
	June 30, 2021
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$171,617	$-	$-	$-	$-	$171,617
Cost of revenue	108,052	(647)	-	(487)	-	106,918
Gross Profit	63,565	647	-	487	-	64,699

Operating expenses	50,842	(1,200)	(625)	(3,240)	(1,876)	43,901

Operating income	12,723	1,847	625	3,727	1,876	20,798

Interest expense	170
Other non-operating expense (income), net	514					514

Income before income tax	12,039
Income tax expense	1,480
Net income	$10,559			Adjusted EBITDA		$20,284

(1) Other includes certain business acquisition costs and non-recurring business costs.